UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2026

RELIANCE GLOBAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-40020	46-3390293
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Blvd. of the Americas, Suite 105 Lakewood, New Jersey	08701
(Address of Principal Executive Offices)	(Zip Code)

(732) 380-4600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.086 per share	EZRA	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 11, 2026, Reliance Global Group, Inc. (the “Company”) completed the previously announced sale to Scali, LLC, an Arizona limited liability company, dba Scali Insurance Group (the “Buyer”), of 100% of the issued and outstanding membership interests of Southwestern Montana Insurance Center, LLC (“SMI”) and of SMI’s book of insurance business and other tangible and intangible business assets, pursuant to the Purchase and Contribution Agreement, dated to be effective as of September 1, 2026, among the Company, SMI and the Buyer (the “Purchase Agreement” and such sale, the “Transaction”). The closing is deemed effective as of 12:01 a.m. Mountain Time on September 1, 2026 for accounting purposes. SMI, a full-service insurance agency located in the State of Montana, is no longer a subsidiary of the Company.

The consideration paid at the closing was $2,625,000 in cash, determined through arm’s-length negotiation on the basis of a multiple of 8.75 times pro forma EBITDA of $300,000 as defined in the Purchase Agreement, plus uncapped contingent consideration, if any, equal to 8.75 multiplied by the amount by which EBITDA attributable to the acquired business for the twelve-month period ending August 31, 2027 exceeds $300,000, payable within 90 days following the first anniversary of the closing and subordinated pursuant to a related Subordination Letter Agreement. There is no material relationship between the Buyer, on the one hand, and the Company, any of its affiliates, any director or officer of the Company or any associate of any such director or officer, on the other hand, other than in respect of the Purchase Agreement and the transactions contemplated thereby.

In connection with the closing, and as contemplated by the Sixth Amendment to Master Credit Agreement and Credit Documents described in the Company’s Current Report on Form 8-K filed on September 11, 2026, the Company applied $1,207,324.67 of the proceeds of the Transaction to the repayment of outstanding principal under its term loan with Oak Street Funding LLC (“Oak Street”), and Oak Street released SMI as a borrower under the credit documents and released its security interests and liens on SMI’s assets.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 9, 2026 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On September 14, 2026, the Company issued a press release announcing the completion of the Transaction. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the amount, timing and payment of the contingent consideration under the Purchase Agreement, the anticipated benefits of the Transaction and the Company’s strategy and prospects. These statements are subject to risks and uncertainties, including that the contingent consideration may not be earned or paid, in whole or in part; the subordination of the Company’s right to receive the contingent consideration; the loss of the revenue and operating cash flow historically contributed by SMI and the resulting impact on the Company’s consolidated results of operations; that the anticipated benefits of the Transaction may not be realized; that the Company may require additional capital that may not be available on acceptable terms or at all; and the other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as amended, and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1†	Purchase and Contribution Agreement, dated to be effective as of September 1, 2026, by and among Southwestern Montana Insurance Center, LLC, Reliance Global Group, Inc. and Scali, LLC, dba Scali Insurance Group (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 9, 2026).
99.1	Press Release of Reliance Global Group, Inc., dated September 14, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Reliance Global Group, Inc.

Dated: September 16, 2026	By:	/s/ Ezra Beyman
Ezra Beyman
Chief Executive Officer